UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
February 8, 2021

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 26, 2021, BG Staffing, Inc. (the “Company”) filed a Certificate of Amendment to Certificate of Incorporation (the “Certificate of Amendment”) with the Delaware Secretary of State to effect a name change to “BGSF, Inc.” (the “Name Change”), and the Certificate of Amendment and the Name Change became effective in accordance with the terms of the Certificate of Amendment on February 8, 2021.

The Company’s transfer agent, American Stock Transfer & Trust, LLC, will correspond with stockholders of record who desire to have their stock certificates updated to reflect the Name Change. It is not mandatory for stockholders to exchange their certificates for revised certificates reflecting the Name Change. Stockholders owning shares via a broker or other nominee will have their accounts automatically adjusted to reflect the Name Change. The Name Change did not change the Company's ticker symbol of “BGSF” on the New York Stock Exchange.

The new CUSIP number for the Company’s common stock following the Name Change is 05601C105.

The foregoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

 Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of BGSF, Inc.
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	February 12, 2021		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation of BGSF, Inc.